Exhibit 10.2

CONSULTING CONTRACT INDIVIDUAL

THIS AGREEMENT MADE AS OF February 15, 2007

BETWEEN	ABOVENET COMMUNICATIONS, INC. a Delaware corporation having a place of business at 360 Hamilton Avenue, White Plains, New York 10601

hereinafter referred to as the “Company”

AND	Joe Ciavarella 93 Crest Road West Merrick, NY 11566 (Social Security No: ###-##-####)

hereinafter referred to as the “Consultant”

IN CONSIDERATION OF the promises and mutual covenants and agreements herein contained, the parties agree as follows:

1.        SCOPE OF WORK.

Subject to the terms and conditions hereinafter provided, Company engages the Consultant for the furnishing of services specifically described in Exhibit “A”, “Statement of Work for Consultant”, dated as of even date herewith, which is hereby incorporated by reference, and for such other tasks as may be mutually agreed upon in writing between the Consultant and the Company.

2.        TERM.

The services called for under this Contract shall commence on February 15, 2007 and terminate on such date agreed by parties as determined in accordance with Article 14 of Exhibit B.

3.        CONSIDERATION AND PAYMENT.

A. As consideration for such services and for assigning the rights in invention(s), design(s), patent(s), trademark(s) and copyright(s), as hereinafter provided, the Company agrees to pay the Consultant $150 and 00/100 Dollars ($150.00) per hour.

B. The Consultant shall invoice at the 15th and 30th of each calendar month and each month thereafter during the term.

C. Invoices shall be sent by the Consultant to the Company attention Michael Doris.

D. If applicable, the Consultant shall list the contract or contracts to be charged and the amount applicable to each.

4.        EXPENDITURE LIMITATION.

All expenditures incurred in connection with the performance of the services hereunder must be approved in advance by the Chief Financial Officer of the Company.

5.        DIRECTION.

The Consultant shall report to and be responsible for his performance and receive his direction from Michael Doris or his designee.

6.        GENERAL CONDITIONS.

The General Conditions, set forth in Exhibit “B” entitled “General Conditions for Individual Consulting Contracts”, dated of even date herewith, which is attached hereto, are hereby incorporated by reference herein.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the day and year first above written.

AboveNet Communications, Inc.

By:	/s/ Michael Doris
	Name:	Michael Doris
	Title:	SVP / CFO
Date:

Consultant:
Name:	/s/ Joseph Ciavarella
Date:	2/16/07

EXHIBIT “A”

STATEMENT OF WORK FOR CONSULTANT

Dated as of February 15, 2007

•	Help as required with Audit from 8/31/2003 to 12/31/2006

•	Emphasis on 8K, 10K and 10Q reporting

•	Various accounting memo’s and procedures

TABLE OF CONTENTS
EXHIBIT “B”
Dated as of February 15, 2007

GENERAL CONDITIONS FOR INDIVIDUAL CONSULTING CONTRACTS

Article 1. Applicable Law
Article 2. Assignment
Article 3. Confidential Matters
Article 4. Conflict of Interest
Article 5. General Relationship
Article 6. Independent Contractors and Employees of Consultant
Article 7. Inventions, Patents, Trademarks, and Copyrights
Article 8. Non-Assertion of Rights By Consultant or Others
Article 9. Notices
Article 10. Reports
Article 11. Safety and Security Regulations
Article 12. Strict Loyalty
Article 13. Superseding Effect
Article 14. Termination
Article 15. Title to Information
Article 16. Travel and Living Expenses

EXHIBIT “B”
Dated as of February 15, 2007

GENERAL CONDITIONS FOR INDIVIDUAL CONSULTING CONTRACTS

1.        APPLICABLE LAW.

Any controversy or claim arising out of or relating to this Contract shall be governed by the laws of the State of New York, without reference to the conflict of law principles thereof. Any litigation under this Contract, if commenced by Consultant, shall be brought in a Court of competent jurisdiction in the City, State and County of New York. Pending the resolution of any dispute, the Consultant shall proceed as directed by the Company in writing.

2.        ASSIGNMENT.

This Contract is for personal services and shall not be transferred or assigned by the Consultant without prior written consent of Company.

3.        CONFIDENTIAL MATTERS.

The Consultant during duration of this engagement shall keep in strictest confidence all information relating to this Contract which may be acquired in connection with or as a result of this Contract. During the term of this Contract and at any time thereafter, without the prior written consent of Company, the Consultant shall not publish, communicate, divulge, disclose or use any of such information which has been designated as Company proprietary information or which from the surrounding circumstances in good conscience ought to be treated as Company proprietary information. Upon termination or expiration of this Contract, Consultant shall deliver all records, data, information, and other documents and all copies thereof to Company and such shall remain the property of Company.

4.        CONFLICT OF INTEREST.

The Consultant shall not act as a sales agent, or in a liaison capacity as an officer, employee, agent, or representative of any Company supplier or prospective supplier nor serve in any of the foregoing capacities for any of Company’s competitors or prospective competitors without the prior written approval of Company. The Consultant hereby warrants that there is no conflict of interest in Consultant’s full time or other employment, if any, or other consulting contracts, if any, with the activities to be performed hereunder and Consultant shall advise Company if a conflict of interest arises in the future. If applicable, the Consultant certifies that the services to be performed under this Contract shall not result in a conflict of interest prohibited by law or regulation.

5.        GENERAL RELATIONSHIP.

In all matters relating to this Contract, the Consultant shall be acting as an independent contractor. Neither the Consultant nor employees of the Consultant, if any, are employees of Company under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workman’s Compensation Laws, or otherwise. The Consultant shall assume all liabilities or obligations imposed by any one or more of such laws with respect to employees of the Consultant, if any, in the performance of this Contract. The Consultant shall not have any authority to assume or create any obligation, express or implied, on behalf of Company and the Consultant shall have no authority to represent himself as an agent, employee, or in any other capacity of Company.

6.        INDEPENDENT CONTRACTORS AND EMPLOYEES OF CONSULTANT.

The Consultant shall not utilize any entities, persons or employees on the work to be performed hereunder unless said entities, persons or employees have executed a contract agreeing to be bound by the terms of Articles 3, 7, 11 and 12 of this Exhibit “B”.

7.        INVENTIONS, PATENTS, TRADEMARKS, AND COPYRIGHTS.

A.       The Consultant hereby assigns to Company the entire right, title and interest throughout the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authored by Consultant or Consultant’s employees, either solely or jointly with others, during the performance on this Contract or with the use of information, materials or facilities of Company during the period in which Consultant is retained by Company or its successor in business, under this Contract or any extensions or renewals thereof.

B.        The Consultant shall promptly disclose to Company all work(s), writing(s), formula(s), design(s), model(s), photograph(s), drawing(s), design invention(s) and other invention(s) made, conceived, or reduced to practice or authored by the Consultant or Consultant’s employees in the course of the performance of this Contract.

C.        The Consultant shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s), title to which Company may acquire in accordance with the provisions of this clause.

D.        The Consultant has acquired or shall acquire from each of its employees the necessary rights to all such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made by such employees within the scope of their employment by the Consultant in performing services under this Contract and to the best of the ability of the Consultant to obtain the cooperation of each such employee to secure to Company or its nominees the rights to such work(s), writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) as Company may acquire in accordance with the provisions of this clause.

8.        NON-ASSERTION OF RIGHTS BY CONSULTANT OR OTHERS.

During and after the term of this Contract, Consultant shall not assert or permit any other party to assert against Company, its subsidiaries, vendors and customers, any patent or other rights with respect to which Consultant has the right to assert or license at the termination or expiration of this Contract because of the practice of any process or the manufacture, use or sale of any product arising out of the subject matter of this Contract.

9.        NOTICES.

Any notice required to be given hereunder shall be deemed to have been sufficiently given either when served personally or when sent by first class mail addressed to the Parties at the addresses set forth in this Contract. Ordinary first-class mail will be used for the mailing to the Consultant of copies of office actions and amendments during the prosecutions of any U.S. Patent applications by Company relating to inventions by the Consultant or Consultant’s employees.

10.      REPORTS.

The Consultant, when directed, shall provide written reports with the respect to the services rendered hereunder. The Consultant shall submit a detailed invoice settling for the services performed hereunder and the days and hours worked.

11.      SAFETY AND SECURITY REGULATIONS.

Consultant shall comply with all applicable Company security regulations. If the Consultant renders services at Company’s facility, Consultant shall not remove any Company proprietary information therefrom. The Consultant shall comply with all applicable safety regulations.

12.      STRICT LOYALTY.

The Consultant and its employees shall avoid all circumstances and actions which would place the Consultant in a position of divided loyalty with respect to the obligations undertaken under this Contract.

13.      SUPERSEDING EFFECT.

This Contract supersedes all prior oral or written agreements, if any, between the parties, and constitutes the entire agreement between the parties. This Contract may not be amended in any manner except by a written agreement executed by both parties hereto.

14.      TERMINATION.

Company reserves the right to cancel this Contract upon two (2) days prior written notice to the Consultant. If this Contract is so terminated, Company shall be liable only for the payment of services performed and approved expenses prior to the effective date of termination. Consultant has the right to terminate this agreement on 10 days prior written notice.

15.      TITLE TO INFORMATION AND EQUIPMENT.

All information, developed under this Contract, of whatever type relating to the work performed under this Contract shall be the exclusive property of Company. All machines, instruments and products purchased, manufactured or assembled by Consultant pursuant to this Contract and paid for by Company shall be the exclusive property of Company. Upon termination of this Contract, Consultant shall dispose of such items as directed by Company.

16.      TRAVEL AND LIVING EXPENSES.

The Consultant will not be paid in addition to the compensation set forth in Article 3, entitled “Compensation and Payment”, any travel costs or living expenses. A detailed statement of expenses, all of which must be previously approved in writing by the Company, shall be submitted with each invoice. All travel must have the prior written approval of the persons designated in Article 5, entitled “Direction”.